UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2016, Silver Bay Realty Trust Corp. (the “Company”), through its operating partnership, Silver Bay Operating Partnership L.P., entered into interest rate swap transactions with two counterparties (the "Swaps"). The Company entered into the Swaps to effectively fix the interest rate on $296 million of the Company's floating rate indebtedness for three years. The Swaps have an Effective Date and Maturity Date as reflected in the table below. From each respective Effective Date through the corresponding Maturity Date, the Company will be required to make monthly fixed rate payments at the rate and on the notional amounts reflected in the table below, while the counterparty will be obligated to make monthly floating rate payments to the Company based on one-month LIBOR and referencing the same notional amount.

Notional Amount	Fixed Swap Rate	Effective Date	Maturity Date
$177,600,000	0.6495%	8/15/2016	8/15/2017
$177,600,000	0.8045%	8/15/2017	8/15/2018
$177,600,000	0.9200%	8/15/2018	9/15/2019
$118,400,000	0.6600%	8/15/2016	8/15/2017
$118,400,000	0.8030%	8/15/2017	8/15/2018
$118,400,000	0.9300%	8/15/2018	9/15/2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: August 18, 2016